Exhibit 11.

                                MOBIL CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                   (In millions, except for per-share amounts;
                          number of shares in thousands)



                                                         For the Three Months
                                                          Ended September 30,
                                                         --------------------

Primary                                                       1995       1996
-------                                                   --------   --------

  Net income ...........................................  $    786   $    769
  Less dividends on preferred stock ....................        14         13
                                                          --------   --------
  Net income applicable to common shares ...............  $    772   $    756
                                                          ========   ========

  Weighted average number of primary common shares
    Outstanding ........................................   395,536    393,925
    Issuable on assumed exercise of stock options ......     4,276      4,835
                                                          --------   --------
       Total ...........................................   399,812    398,760
                                                          ========   ========
  Primary earnings per common share ....................  $   1.93   $   1.90
                                                          ========   ========
Fully Diluted
-------------

  Net income ...........................................  $    786   $    769
  Less additional contribution to ESOP .................         5          4
                                                           --------   --------
  Adjusted net income applicable to common shares ......  $    781   $    765
                                                          ========   ========

  Weighted average number of primary common shares .....   399,812    398,760
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect ....................       166        124
  Assumed conversion of preferred stock ................     9,369      8,919
                                                          --------   --------
       Total ...........................................   409,347    407,803
                                                          ========   ========
  Fully diluted earnings per common share ..............  $   1.91   $   1.88
                                                          ========   ========

-----------

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.








    MOBIL                          - 20 -


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                            Exhibit 11. (concluded)

                              MOBIL CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE
                (In millions, except for per-share amounts;
                       number of shares in thousands)

                                                        For the Nine Months
                                                        Ended September 30,

Primary                                                   1995         1996

  Net income .......................................  $  1,601     $  2,288
  Less dividends on preferred stock ................        42           40
                                                      --------     --------
  Net income applicable to common shares ...........  $  1,559     $  2,248
                                                      ========     ========
  Weighted average number of primary common shares
    Outstanding ....................................   395,726      394,221
    Issuable on assumed exercise of stock options ..     3,835        4,805
                                                       --------    ---------

        Total ......................................   399,561      399,026
                                                      ========     ========
  Primary earnings per common share.................  $   3.90     $   5.63
                                                      ========     ========

Fully Diluted


  Net Income .......................................  $  1,601     $  2,288
  Less additional contribution to ESOP .............        17           14
                                                      --------     --------
  Adjusted net income applicable to common shares ..  $  1,584     $  2,274
                                                      ========     ========

  Weighted average number of primary common shares . 399,561 399,026 Increment to assumed exercise of stock options to
    reflect maximum dilutive effect ................       608          154
  Assumed conversion of preferred stock ............     9,369        8,919
                                                      --------     --------
        Total ......................................   409,538      408,099
                                                      ========     ========
  Fully diluted earnings per common share...........  $   3.87     $   5.57
                                                      ========     ========
-----------

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.


























    MOBIL                          - 21 -


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